UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

MONDIAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-51033 (Commission File Number)	27-4481914 (IRS Employer Identification No.)

6564 Smoke Tree Lane Scottsdale, Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

I.
Effective March 23, 2015 by majority consent of the Mondial Ventures, Inc. (“MNVN” or the “Company”) shareholders of record at March 23, 2015 two (2) members were elected to the Company’s Board of Directors. The Directors shall hold their respective office until the Company’s Annual Meeting of Shareholders in 2016 or until their successors are duly elected and qualified. The members of the Company’s Board of Directors are as follows:

Name	Age	Position(s) With Company	Position(s) Held Since

Dennis R. Alexander	60	Director, Chairman	2012
Joanne M. Sylvanus	83	Director	2012

The business experience of the Directors at March 2015 is as follows:

Dennis R. Alexander has served as Chairman, Director, CEO, and President of the Company since July 31, 2012, and Director, CEO and President of the Companys’ majority owned subsidiary Boomerang Oil, Inc. since March 26, 2014. He has served as Chairman, CEO, and CFO of EGPI Firecreek, Inc. (“EGPI”) and President and Director of its wholly owned subsidiary Energy Producers, Inc. (“EPI”), engaged in oil and natural gas exploration, production, and development. Since May 21, 2009, Mr. Alexander served as Chairman, President and Chief Financial Officer of EGPI and Firecreek Petroleum, Inc., (“FPI”) which pursued oil and gas acquisitions internationally in certain Eurasian countries during the then trend up for oil. Since February 10, 2007 he has served as Chairman and Chief Financial Officer of EGPI and FPI since July 1, 2004 through February 9, 2007, having served as the President and Director of EGPI from May 18, 1999 to June 30, 2004. In September 1998 he was a founder, and from January 19, 1999 through its acquisition with EGPI served in various capacities as President and Director of Energy Producers Group, Inc., and was the original founding entity for EGPI and EPI. From April 1997 through March 1998 he served as CEO, Director, Consultant of Miner Communications, Inc., a media communications company. From April 26, 1997 through March, 1998 he was a director of Rockline, Inc., a private mining, resource company, and a founder of World Wide Bio Med, Inc., a private health-bio care, startup company. Since March 1996 to the present he has owned Global Media Network USA, Inc., which has included management consulting, advisory services. Mr. Alexander attended ASU studying Architecture from 1971 to 1974.

Joanne M. Sylvanus has served as a Director, and Chief Financial Officer of the Company since July 31, 2012 and Secretary and Treasurer since November 7, 2012. Ms. Sylvanus  has served as Director and CFO of the Companys’ majority owned subsidiary Boomerang Oil, Inc. since March 26, 2014. She has been engaged by EGPI Firecreek, Inc. (“EGPI”) and its wholly owned subsidiary Energy Producers, Inc. (“EPI”) which is in the business of oil and natural gas exploration, production, and development as an accounting and tax consultant since December 1999 and May 21, 1999 respectively. She is the owner and sole proprietor of J.M. Sylvanus Accounting, since May 1974, which prepares Corporate, Partnership, Trust, and Estate Tax Returns, acts as Conservator and Trustee for Estates and Trusts, and provides consulting on Financial and Tax matters. She held a Certified Public Accounting certificate from the State of Arizona from October 1972 until May 1996 when she formally retired her certificate. Over the years from 1974 until May 1996, she was the owner and sole proprietor of J.M. Sylvanus CPA which conducted certified audits for not-for-profit organizations, broker dealers, and mortgage bankers; provided tax planning and tax preparation services for business, trusts, and individuals, designed and installed business accounting systems, and sub-contracted those services with the Small Business Administration and Arizona Research Bureau. Ms. Sylvanus taught accounting at Phoenix College from 1974 through 1985. She graduated from Cleveland State University in 1970 with a B.A. in Accounting and a minor in Economics. She has served on the Board of The American Society of Women Accountants, Phoenix Chapter, for eight years in every Board position except Secretary.

II.
Effective March 23, 2015 by majority consent of the Mondial Ventures, Inc. (“MNVN” or the “Company”) directors of record at March 23, 2015 two (2) persons were elected as officers of the Company. The Officers shall hold their respective office until the Company’s Annual Meeting of Directors in 2014 or until their successors are duly elected and qualified. The Officers of the Company are as follows:

Name	Age	Position(s) With Company	Position(s) Held Since

Dennis R. Alexander	60	(*) Chief Executive Officer, President	2012
Joanne M. Sylvanus	83	(*) Chief Financial Officer, Treasurer, Secretary	2012

(*) A summary of Mr. Alexander and Ms. Sylvanus work experience is listed hereinabove in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2015

MONDIAL VENTURES, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer